TABLE OF CONTENTS

1.	INTENTION OF THE PARTIES; DEFINITIONS		2
	1.1	Intention of the Parties	2
	1.2	Definitions	2
2.	WHAT	J.P. MORGAN IS REQUIRED TO DO	4
	2.1	Set Up Accounts	4
	2.2	Cash Account	5
	2.3	Segregation of Assets; Nominee Name	5
	2.4	Settlement of Transactions	6
	2.5	Contractual Settlement Date Accounting	6
	2.6	Actual Settlement Date Accounting	7
	2.7	Income Collection	7
	2.8	Miscellaneous Administrative Duties	7
	2.9	Corporate Actions	8
	2.10	Class Action litigation	8
	2.11	Proxies	8
	2.12	Statements of Account	9
	2.13	Access to J.P. Morgan's Records	9
	2.14	Maintenance of Financial Assets at Subcustodian Locations	9
	2.15	Foreign Exchange Transactions	9
	2.16	Notifications	10
	2.17	Securities Lending Transactions	10
3.	INSTRUCTIONS		11
	3.1	Acting on Instructions; Method of Instruction and Unclear Instructions	11
	3.2	Verification and Security Procedures	11
	3.3	Instructions; Contrary to LawIMarket Practice	11
	3.4	Cut-Off Times	11
	3.5	Electronic Access	11
4.	FEES,	EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN	12
	4.1	Fees and Expenses	12
	4.2	Overdrafts	12
	4.3	J.P. Morgan's Right Over Securities; Set-off	12
5.	SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS		13
	5.1	Appointment of Subcustodians; Use of Securities Depositories	13
	5.2	Liability for Subcustodians	14
6.	ADDITIONAL PROVISIONS RELATING TO CUSTOMER		14
	6.1	Representations of Customer and J.P. Morgan	14
	6.2	Customer is Liable to J.P. Morgan Even if it is Acting for Another Person	15
	6.3	J.P. Morgan Not Required to Make Payments on Behalf of Customer	15
7.	WHEN J.P. MORGAN IS LIABLE TO CUSTOMER		15
	7.1	Standard of Care; Liability	15
	7.2	Force Majeure	16
	7.3	J.P. Morgan May Consult With Counsel	16
	7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result	16
	7.5	Assets Held Outside J.P. Morgan's Control	17
	7.6	Ancillary services	17
8.	TAXATION		17
	8.1	Tax Obligations	17
9.	TERMINATION		18
	9.1	Termination	18
	9.2	Exit Procedure	18

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

10.	MISCELLANEOUS	19
10.1	Notifications	19
10.2	Successors and Assigns	19
10.3	Interpretation	19
10.4	Entire Agreement	19
10.5	Information Concerning Deposits at J.P. Morgan's London Branch	19
10.6	Insurance	19
10.7	Security Holding Disclosure	20
10.8	USA PATRIOT Act Disclosure	20
10.9	GOVERNING LAW AND JURISDICTION	20
10.10	Severability; Waiver; and Survival	20
10.11	Confidentiality	21
10.12	Pricing	21
10.13	Counterparts	21
10.14	No Third Party Beneficiaries	22
10.15	Series of a Trust, Interpretation	22
SCHEDULE 1	List of Subcustodians and Markets Used by J.P. Morgan	23
SCHEDULE 2	Persons Authorized To Give Instructions	24
SCHEDULE 3	Authorized Fund Managers / Advisers	25
SCHEDULE 4	Form of Board Resolution	26
SCHEDULE 5	Electronic Access	29

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

Draft Dated 9/24/13

GLOBAL CUSTODY AGREEMENT

This agreement, dated September , 2013 is between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION ("J.P. Morgan"), with a place of business at 14201 Dallas Parkway, 13th Floor, Mail code: TX1-J165, Dallas, TX 75254, Attention: Prime Custody Operations; and INVESTMENT MANAGERS SERIES TRUST on behalf of itself and the _______ FUND ("Customer") with a place of business at 803 W. Michigan Street, Milwaukee, WI 53233.

1.	INTENTION OF THE PARTIES; DEFINITIONS

1.1	Intention of the Parties

(a)
This Agreement sets out the terms on which J.P. Morgan will be providing custodial, settlement and other associated services to Customer. J.P. Morgan will be responsible for the performance of only those duties set forth in this Agreement.

(b)
Investing in Financial Assets and cash in foreign jurisdictions may involve risks of loss or other special features. Customer acknowledges that J.P. Morgan is not providing any legal, tax or investment advice in providing the services under this Agreement and will not be liable for any losses resulting from Country Risk.

1.2	Definitions

As used herein, the following terms have the meaning hereinafter stated.

"Account" has the meaning set forth in Section 2.1 of this Agreement.

"Account Assets" means each Account and all cash, Financial Assets, and any other property of every kind that are credited to the Account or otherwise held for Customer pursuant to this Agreement.

"Affiliate" means, as context requires, an entity controlling, is controlled by, or is under common control with, J.P. Morgan or Customer.

"Affiliated Subcustodian" means a Subcustodian that is an Affiliate of J.P. Morgan.

"Applicable Law" means any applicable statute, treaty, rule, regulation or common law and any applicable decree, Injunction, judgement, order, formal interpretation or ruling issued by a court or governmental entity.

"Authorized Person" means any person who has been designated by written notice from Customer in the form of Schedules 2 or 3 as the case may be (or by written notice in the form of Appendix A from any agent designated by Customer, including, without limitation, an investment manager) to act on behalf of Customer under this Agreement. Such persons will continue to be Authorized Persons until such time as J.P. Morgan receives and has had reasonable time to act upon Instructions from Customer (or its agent) that any such person is no longer an Authorized Person.

"Cash Account" has the meaning set forth in Section 2.1(a)(ii).

"Code" has the meaning set forth in Section 6.1(a)(vi) of this Agreement.

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

Draft Dated 9/24/13

"Confidential Information" means and includes all non-public information concerning Customer or the Accounts which J.P. Morgan receives in the course of providing services under this Agreement. Nevertheless, the term Confidential Information shall not include information which is or becomes available to the general public by means other than J.P. Morgan's breach of the terms of this Agreement or information which J.P. Morgan obtains on a non-confidential basis from a person who is not known to be subject to any obligation of confidence to any person with respect to that information.

"Corporate Action " means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in the Securities Account that requires discretionary action by the beneficial owner of the Security, but does not include rights with respect to class action litigation or proxy voting.

"Counterparty" has the meaning set forth in Section 2.1(c) of this Agreement.

"Country Risk" means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country's financial infrastructure, including prevailing custody, tax and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

"Entitlement Holder" means the person named on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

"ERISA" has the meaning set forth in Section 6.1(a)(vi) of this Agreement.

"Financial Asset" means a Security and refers, as the context requires, either to the asset itself or to the means by which a person's claim to it is evidenced, including a Security, a security certificate, or a Securities Entitlement. "Financial Asset" does not include cash.

"Instructions" means an instruction that has been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, which J.P. Morgan believes in good faith to have been given by an Authorized Person in the manner specified next to their name in the relevant Schedule.

"J.P. Morgan Indemnitees" means J.P. Morgan, its Affiliates, its Subcustodians, and their respective nominees, directors, officers, employees and agents.

"J.P. Morgan's London Branch" means the London branch office of JPMorgan Chase
Bank, N.A.

"JPM Secured Party" has the meaning set forth in Section 4.3(c) of this Agreement.

"Liabilities" means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable attorneys', accountants', consultants' or experts' fees and disbursements).

"Proxy Voting Service" has the meaning. set forth in Section 2.11(a) of this Agreement.

"Securities" means shares, stocks, debentures, bonds, notes or other like obligations, whether issued in certificated or uncertificated form,and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same that are commonly traded or dealt in on securities exchanges or financial markets or other obligations of an issuer, or shares, participations and interests in an issuer recognised in the country in which it is issued or dealt in as a medium for investment and any other property as may be acceptable to J.P. Morgan for the Securities Account. "Securities" does not include cash.

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

Draft Dated 9/24/13

"Securities Account" means each Securities custody account on J.P. Morgan's records to which Financial Assets are or may be credited under this Agreement.

"Securities Depository" means any clearing system, securities depository, dematerialized book entry system or similar system for the central handling of Securities.

"Securities Entitlement" means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

"Securities Intermediary" means J.P. Morgan, a Subcustodian, a Securities Depository, and any other financial institution which in the ordinary course of business maintains securities accounts for others and acts in that capacity.

“Securities Loan Agreement” means that certain Master Securities Loan Agreement dated as of [●], between Customer and J.P. Morgan Clearing Corp, as amended, restated, supplemented or otherwise modified from time to time.

"Security Procedure" means security procedures to be followed by Customer upon the issuance of an Instruction and/or by J.P. Morgan upon the receipt of an Instruction, so as to enable J.P. Morgan to verify that such Instruction is authorized, as set forth in service level documentation in effect from time to time with respect to the services set forth in this Agreement or as instituted by J.P. Morgan. A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption and telephone call backs. Customer acknowledges that Security Procedures are designed to verify the authenticity of, and not detect errors in, Instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of Customer through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility's customary procedures, shall be deemed to be an authorized Instruction.

"Subcustodian" means any of the subcustodians appointed by J.P. Morgan from time to time to hold Securities and act on its behalf in different jurisdictions (and being at the date of this Agreement the entities listed in Schedule 1 as well as J.P. Morgan Clearing Corp.) and includes any Affiliated Subcustodian.

All terms in the singular will have the same meaning in the plural unless the context otherwise provides and vice versa.

2.	WHAT J.P. MORGAN IS REQUIRED TO DO

2.1	Set Up Accounts

(a)	J.P. Morgan will establish and maintain the following accounts ("Accounts"):

(i)
one or more Securities Accounts in the name of Customer (or in another name requested by Customer that is acceptable to J.P. Morgan) for Financial Assets, which may be held by J.P. Morgan or its Subcustodian or a Securities Depository for J.P. Morgan on behalf of Customer, including as an Entitlement Holder; and

(ii)
one or more accounts in the name of Customer (or in another name requested by Customer that is acceptable to J.P. Morgan) ("Cash Account") for any and all cash in any currency received by or on behalf of J.P. Morgan for the account of Customer.

Notwithstanding paragraph (ii), cash held in respect of those markets where Customer is required to have a cash account in its own name held directly with the relevant Subcustodian or Securities Depository will be held in that manner and will not be part of the Cash Account.

(b)	At the request of Customer, additional Accounts may be opened in the future, and such additional Accounts shall be subject to the terms of this Agreement;

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

Draft Dated 9/24/13

(c)
In the event that Customer requests the opening of any additional Account for the purpose of holding collateral pledged by Customer to a securities exchange, clearing corporation, or other central counterparty (a "Counterparty") to secure trading activlty by Customer, or the pledge to a Counterparty of cash or individual Securities held ln an Account, that Account (or the pledged cash or Securities) shall be subject to the collateral arrangements in effect between J.P. Morgan and the Counterparty in addition to the terms of this Agreement;

(d)	J.P. Morgan's obligation to open Accounts pursuant to Section 2.1(a) is conditional upon J.P. Morgan receiving such of the following documents as J.P. Morgan may require:

(i)	a certified copy of Customer's constitutional documents as currently in force;

(ii)
evidence reasonably satisfactory to J.P. Morgan of the due authorization and execution of this Agreement by Customer (for example by a certified copy of a resolution of Customer's board of directors or equivalent governing body, substantially in the form set out in Schedule 4);

(iii)	J.P. Morgan's standard form fund manager mandate (in the form set out in Appendix A), completed by any persons designated in Schedule 3; and

(iv)	in the case of any Account opened in a name not that of Customer, documentation with respect to that name similar to that set forth in sub· sections (i) - (iii).

2.2	Cash Account

(a)
Any amount standing to the credit of the Cash Account is a debt due from J.P. Morgan to Customer as banker. Except as otherwise provided in Instructions acceptable to J.P. Morgan, all cash held in the Cash Account will be deposited during the period it is credited to the Accounts in one or more deposit accounts at J.P. Morgan or at J.P. Morgan's London Branch. Any cash so deposited with J.P. Morgan's London Branch will be payable exclusively by J.P. Morgan's London Branch in the applicable currency, subject to compliance with Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.

(b)
Any amounts credited by J.P. Morgan to the Cash Account on the basis of a notice or an interim credit from a third party, may be reversed if J.P. Morgan does not receive final payment in a timely manner. J.P. Morgan will notify Customer promptly of any such reversal.

2.3	Segregation of Assets; Nominee Name

(a)	J.P. Morgan will identify in its books that Financial Assets credited to Customer's Securities Account belong to Customer (except as otherwise may be agreed by J.P. Morgan and Customer).

(b)
To the extent permitted by Applicable Law or market practice, J.P. Morgan will require each Subcustodian to identify in its own books that Financial Assets held at such Subcustodian by J.P. Morgan on behalf of its customers belong to customers of J.P. Morgan, such that it is readily apparent that the Financial Assets do not belong to J.P. Morgan or the Subcustodian.

(c)	J.P. Morgan is authorized, in its discretion,

(i)	to hold in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to J.P. Morgan or its Subcustodian in bearer form;

(ii)	to hold Securities in or deposit Securities with any Securities Depository;

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

Draft Dated 9/24/13

(iii)	to hold Securities in omnibus accounts on a fungible basis and to accept delivery of Securities of the same class and denomination as those deposited with J.P. Morgan or its Subcustodian; and

(iv)	to register in the name of Customer, J.P. Morgan, a Subcustodlan, a Securities Depository, or their respective nominees, such Financial Assets as are customarily held in registered form.

2.4	Settlement of Transactions

Subject to Article 3 and Section 4.2 of this Agreement, J.P. Morgan will act in accordance with Instructions with respect to settlement of transactions. Settlement will be conducted in accordance with prevailing standards of the market in which the transaction occurs. Without limiting the generality of the foregoing, Customer authorizes J.P. Morgan to deliver Financial Assets or payment in accordance with applicable market practice in advance of receipt or settlement of consideration expected in connection with such delivery or payment, and Customer acknowledges and agrees that such action alone will not of itself constitute negligence, fraud, or willful misconduct of J.P. Morgan, and the risk of loss arising from any such action will be borne by Customer. In the case of the failure of Customer's counterparty (or other appropriate party) to deliver the expected consideration as agreed, J.P. Morgan will contact the counterparty to seek settlement and will notify Customer of such failure. If Customer's counterparty continues to fail to deliver the expected consideration, J.P. Morgan will provide information reasonably requested by Customer that J.P. Morgan has in its possession to allow Customer to enforce rights that Customer has against Customer's counterparty, but neither J.P. Morgan nor its Subcustodians will be obliged to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.5	Contractual Settlement Date Accounting

(a)
J.P. Morgan will effect book entries on a contractual settlement date accounting basis as described below with respect to the settlement of transactions in those markets where J.P. Morgan generally offers contractual settlement date accounting.

(i)
Sales: On the settlement date for a sale, J.P. Morgan will credit the Cash Account with the proceeds of the sale and transfer the relevant Financial Assets to an account at J.P. Morgan pending settlement of the transaction where not already delivered.

(ii)
Purchases: On the settlement date for the purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), J.P. Morgan will debit the Cash Account for the settlement amount and credit a separate account at J.P. Morgan. J.P. Morgan, in its sole discretion, may post the Securities Account as awaiting receipt of the expected Financial Assets. Customer will not be entitled to the delivery of Financial Assets that are awaiting receipt until J.P. Morgan or a Subcustodian actually receives them.

Upon request, J.P. Morgan shall provide Customer with a list of those markets for which it provides contractual settlement date accounting. J.P. Morgan may add markets to or remove markets from this list without notice to Customer. J.P. Morgan reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons.

(b)
J.P. Morgan may reverse any debit or credit made pursuant to Section 2.5(a) prior to a transaction's actual settlement upon notice to Customer in cases where J.P. Morgan reasonably believes that the transaction will not settle in the ordinary course within a reasonable time. Customer will be responsible for any costs or liabilities resulting from such reversal. Customer acknowledges that the procedures described in Section 2.5 are of an administrative nature, and J.P. Morgan does not undertake to make loans of cash and/or Financial Assets available to Customer.

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

Draft Dated 9/24/13

2.6	Actual Settlement Date Accounting

With respect to settlement of a transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, J.P. Morgan will post the transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received and cleared by J.P. Morgan.

2.7	Income Collection

(a)	Income on Financial Assets (net of any taxes withheld by J.P. Morgan or any third party) will be credited only after actual receipt and reconciliation.

(b)
J.P. Morgan will use reasonable efforts to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds, but neither J.P. Morgan nor its Subcustodians will be obliged to file any formal notice of default, institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.8	Miscellaneous Administrative Duties

(a)	Until J.P. Morgan receives Instructions to the contrary, J.P. Morgan will:

(i)
present all Financial Assets for which J.P. Morgan has received notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(ii)	execute in the name of Customer such certificates as may be required to obtain payment in respect of Financial Assets; and

(iii)	exchange interim or temporary documents of title held in the Securities Account for definitive documents of title.

(b)
In the event that, as a result of holding Financial Assets in an omnibus account, Customer receives fractional interests in Financial Assets arising out of a Corporate Action or class action litigation, J.P. Morgan will credit Customer with the amount of cash it would have received had the Financial Assets not been held in an omnibus account, and Customer shall relinquish to J.P. Morgan its interest in such fractional interests.

(c)
If some, but not all, of an outstanding class of Financial Asset is called for redemption, J.P. Morgan may allot the amount redeemed among the respective beneficial holders of such class of Financial Assets on a pro rata basis or in any manner J.P. Morgan deems fair and equitable.

2.9	Corporate Actions

(a)
J.P. Morgan will act in accordance with local market practice to obtain information concerning Corporate Actions that is publicly available in the local market. J.P. Morgan also will review information obtained from sources to which it subscribes for information concerning such Corporate Actions. J.P. Morgan will promptly provide that information (or summaries that accurately reflect the material points concerning the applicable Corporate Action) to Customer or its Authorized Person.

(b)
J.P. Morgan will act in accordance with Customer's Instructions in relation to such Corporate Actions. If Customer fails to provide J.P. Morgan with timely Instructions with respect to any Corporate Action, neither J.P. Morgan nor its Subcustodians or their respective nominees will take any action in relation to that Corporate Action.

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

Draft Dated 9/24/13

2.10	Class Action Litigation

Any notices received by J.P. Morgan's corporate actions department about U.S. settled securities class action litigation that requires action by affected owners of the underlying Financial Assets will be promptly notified to Customer if J.P. Morgan, using reasonable care and diligence in the circumstances, identifies that Customer was a shareholder and held the relevant Financial Assets in custody with J.P. Morgan at the relevant time. J.P. Morgan will not make filings in the name of Customer in respect to such notifications.

2.11	Proxies

(a)
J.P. Morgan will monitor information distributed to holders of Financial Assets about upcoming shareholder meetings , promptly notify Customer of such information and, subject to Section 2.11(c), act in accordance with Customer's Instructions in relation to such meetings ("the Proxy Voting Service").

(b)
The Proxy Voting Service is available only in certain markets, details of which are available from J.P. Morgan on request. Provision of the Proxy Voting Service is conditional upon receipt by J.P. Morgan of a duly completed enrolment form as well as additional documentation that may be required for certain markets.

(c)
The Proxy Voting Service does not include physical attendance at shareholder meetings. Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by J.P. Morgan on a case by case basis.

(d)	Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

(i)	the Financial Assets being on loan or out for registration;

(ii)	the pendency of conversion or another corporate action;

(iii)	the Financial Assets being held in a margin or collateral account at J.P. Morgan or another bank or broker, or otherwise in a manner which affects voting;

(iv)	local market regulations or practices, or restrictions by the issuer; and

(v)
J.P. Morgan being required to vote all shares held for a particular issue for all of J.P. Morgan's customers on a net basis (i.e., a net yes or no vote based on voting instructions received from all its customers). Where this is the case, J.P. Morgan will inform Customer.

2.12	Statements of Account

(i)
J.P. Morgan will provide Customer with a statement of account for each Account, identifying cash and Financial Assets held in the Account and any transfers to and from the Account. Statements of account may be delivered electronically or on-line over the Internet and are deemed delivered when sent electronically or posted on the Internet. Customer will review its statement of account and give J.P. Morgan written notice of any suspected error or omission or (ii) non-receipt of a statement of account within a reasonable time after the statement of accounts is sent or made available to Customer or would have been sent, as the case may be.

(b)
Customer acknowledges that information available to it on-line with respect to transactions posted after the close of the prior business day may not be accurate due to mis-postings, delays in updating Account records, and other causes. J.P. Morgan will not be liable for any loss or damage arising out of any such information accessed on• line that is updated or corrected no later than the close of business on the business day after the transaction was posted.

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

Draft Dated 9/24/13

2.13	Access to J.P. Morgan's Records

(a)
J.P. Morgan will allow Customer's auditors and independent public accountants such reasonable access to the records of J.P. Morgan relating to Financial Assets as is required in connection with their examination of books and records pertaining to Customer's affairs. Subject to restrictions under the relevant local law, J.P. Morgan also directs any Subcustodian that is a bank to permit Customer's auditors and independent public accountants, reasonable access to the records of any Subcustodian of Financial Assets held in the Securities Account as may be required in connection with such examination.

(b)
J.P. Morgan will, upon reasonable written notice, allow Customer reasonable access during normal working hours to the records of J.P. Morgan relating to the Accounts. J.P. Morgan may impose reasonable restrictions on the number of individuals allowed access, the frequency and length of such access, and the scope of the records made available. Customer shall reimburse J.P. Morgan for the cost of copying, collating and researching archived information at J.P. Morgan's regular hourly rate.

2.14	Maintenance of Financial Assets at Subcustodian Locations

Unless Instructions require another location acceptable to J.P. Morgan, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are held. J.P. Morgan reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in Schedule 1 to this Agreement, as in effect from time to time. J.P. Morgan may modify Schedule 1to this Agreement upon notice to Customer.

2.15	Foreign Exchange Transactions

To facilitate the administration of Customer's trading and investment activity, J.P. Morgan may, but will not be obliged to, enter into spot or forward foreign exchange contracts with Customer, or an Authorized Person, and may also provide foreign exchange contracts and facilities through its Affiliates or Subcustodians . Instructions, including standing Instructions, may be issued with respect to such contracts, but J.P. Morgan may establish rules or limitations concerning any foreign exchange facility made available. In all cases where J.P. Morgan, its Affiliates or Subcustodians enter into a master foreign exchange contract that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract and, to the extent not inconsistent, this Agreement, will apply to such transactions.

2.16	Notifications

If Customer has agreed to access information concerning the Accounts through J.P. Morgan's website, J.P.Morgan may make any notifications required under this Agreement by posting it on the website.

2.17	Securities Lending Transactions

(a)
If and to the extent that the necessary funds and securities have been entrusted to it under this Agreement, and subject to J.P. Morgan's rights pursuant to Section 4.3 below, J.P. Morgan, as agent of Customer, shall from time to time make from the Accounts the transfers of funds and deliveries of securities that Customer has agreed to make pursuant to the Securities Loan Agreement and shall receive for the Accounts the transfers of funds and deliveries of securities that the borrower under the Securities Loan Agreement is required to make pursuant thereto. J.P. Morgan shall make and receive such transfers and deliveries pursuant to, and subject to the terms and conditions of, the Securities Loan Agreement.

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

Draft Dated 9/24/13

(b)
Customer shall not issue any orders or Instructions to transfer Account Assets out of any Accounts (and J.P. Morgan shall have no obligations to follow any such orders or Instructions) unless such transfer accords with Lender's obligations under Section 4.2 of the Securities Loan Agreement.

(c)
J.P. Morgan shall daily mark to market, in the manner provided for in the Securities Loan Agreement, all loans of securities that may from time to time be outstanding thereunder. In performing such marks to market, J.P. Morgan shall use securities prices determined in such manner as J.P. Morgan may from time to time approve. J.P. Morgan shall, without further instruction from Customer, exercise the right of Customer under the Securities Loan Agreement to call upon J.P. Morgan Clearing Corp. to deliver to Customer such additional funds and/or securities as may be required pursuant to the Securities Loan Agreement to be delivered by J.P. Morgan Clearing Corp as a result of such mark-to-market.

(d)	J.P. Morgan shall promptly notify Customer of any failure or inability to deliver or receive securities or funds under the Securities Loan Agreement of which it has actual knowledge.

(e)
J.P. Morgan hereby acknowledges its receipt from Customer of a copy of the Securities Loan Agreement in effect on the date hereof. Customer shall provide J.P. Morgan, prior to the effectiveness thereof, with a copy of any amendment to the Securities Loan Agreement.

(f)
J.P. Morgan may rely upon a recognized pricing service or a recognized credit rating service in determining the value or credit rating of any securities, as applicable, and shall in no circumstances be liable for any errors made by such service or its equivalent.

3.	INSTRUCTIONS

3.1	Acting on Instructions;Method of Instruction on and Unclear Instructions

(a)
Customer authorizes J.P. Morgan to accept, rely upon and/or act upon any Instructions received by it without inquiry. Customer will indemnify J.P. Morgan Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against J.P. Morgan lndemnitees as a result of any action or omission taken in accordance with any Instruction.

(b)	Customer will where reasonably practicable use automated and electronic methods of sending Instructions.

(c)
J.P. Morgan shall promptly notify an Authorized Person if J.P. Morgan determines that an Instruction does not contain all information reasonably necessary for J.P. Morgan to carry out the Instruction. J.P. Morgan may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it. J.P. Morgan will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction while it seeks information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive clarification satisfactory to it.

3.2	Verification and Security Procedures

(a)
J.P. Morgan and Customer shall comply with any applicable Security Procedures with respect to the delivery or authentication of Instructions and shall ensure that any codes, passwords or similar devices are reasonably safeguarded.

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

Draft Dated 9/24/13

(b)	Either party may record any of their telephone communications.

3.3	Instructions; Contrary to Law/Market Practice

J.P. Morgan need not act upon Instructions which it reasonably believes to be contrary to law, regulation or market practice, but J.P. Morgan shall be under no duty to investigate whether any Instructions comply with Applicable Law or market practice. In the event J.P. Morgan does not act upon such Instructions, J.P. Morgan will notify, subject to Applicable Law, Customer as soon as reasonably practicable.

3.4	Cut-Off Times

J.P. Morgan has established cut-off times for receipt of Instructions, which will be made available to Customer. If J.P. Morgan receives an Instruction after its established cut-off time, J.P. Morgan will attempt to act upon the Instruction on the day requested if J.P. Morgan deems it practicable to do so or otherwise as soon as practicable after that day.

3.5	Electronic Access

Access by Customer to certain applications or products of J.P. Morgan via J.P. Morgan's web site or otherwise shall be governed by this Agreement and the terms and conditions set forth in Schedule 5.

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN

4.1	Fees and Expenses

Customer will pay J.P. Morgan for its services under this Agreement such fees as may be agreed upon in writing from time to time, together with J.P. Morgan's reasonable out·of- pocket or incidental expenses, including, but not limited to, legal fees and tax or related fees Incidental to processing charged directly or indirectly by governmental authorities, issuers, or their agents. Any annual fee payable by Customer, and any transaction charges incurred by it, shall be paid monthly by automatic deduction from funds available therefor in the Account or, if there are no such funds, upon presentation of an invoice therefor. The annual fee shall be calculated on the basis of the total market value of the assets in the Account on the last business day of the month for which such fee is charged. Out-of-pocket expenses incurred by J.P. Morgan in the performance of its services hereunder, any and all taxes (including any interest and penalties with respect thereto) which may be levied or assessed under present or future laws upon or in respect of the Account or income thereof, and all other proper charges and disbursements of the Account, shall be charged to the Account by J.P. Morgan and paid in the same manner as the annual fee referred to in this Section 4.1 Without prejudice to J.P. Morgan's other rights, J.P. Morgan reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as J.P. Morgan customarily charges for similar overdue amounts.

4.2	Overdrafts

If a debit to any currency in the Cash Account results in a debit balance in such currency, then J.P. Morgan may, in its discretion, (i) advance an amount equal to the overdraft, (ii) refuse to settle in whole or in part the transaction which, if effected, would cause such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting. If J.P. Morgan elects to make such an advance, the advance will be deemed a loan to Customer, payable on demand, bearing interest at the applicable rate charged by J.P. Morgan from time to time for such overdrafts, from the date of such advance to the date of payment (both after as well as before judgement) and otherwise on the terms on which J.P. Morgan makes similar overdrafts available from time to time. No prior action or course of dealing on J.P. Morgan's part with respect to the settlement of transactions on Customer's behalf will be asserted by Customer against J.P. Morgan for J.P. Morgan's refusal to make advances to the Cash Account or to settle any transaction for which Customer does not have sufficient available funds in the applicable currency in the Account.

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

Draft Dated 9/24/13

4.3	J.P. Morgan's Right Over Securities; Set-off

(a)
Without prejudice to J.P. Morgan's rights under Applicable Law, Customer grants to J.P. Morgan a first-priority, perfected security interest in and a lien on the Account and all Account Assets as security for any and all Liabilities outstanding from time to time (whether actual or contingent) of Customer to J.P. Morgan or any of its Affiliates, and J.P. Morgan shall be entitled without notice to Customer, to withhold delivery of such Account Assets, sell or otherwise realize any of such Account Assets and to apply the proceeds and any other monies credited to the Cash Account in satisfaction of such Liabilities. For this purpose, J.P. Morgan may make such currency conversions as may be necessary at its then current rates for the sale and purchase of relevant currencies.

(b)
Without prejudice to J.P. Morgan's rights under Applicable Law, J.P. Morgan may set off against any obligation owed by Customer to J.P. Morgan, any J.P. Morgan branch or office, or any of its Affiliates any obligation owed to Customer by J.P. Morgan, any J.P. Morgan branch or office, or any Affiliate of J.P. Morgan. For this purpose, J.P. Morgan shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

(c)
J.P. Morgan shall, without any further consent from Customer, promptly and fully comply with any order or instruction of J.P. Morgan Clearing Corp. or any Affiliate of J.P. Morgan to which Customer has granted a security interest in any part of the Account Assets (each a "JPM Secured Party"). Customer acknowledges that J.P. Morgan shall not be obligated to comply with any order or instruction of Customer if such instruction conflicts with an instruction issued by a JPM Secured Party, or if and to the extent that any such security or other property credited to the Account is required as collateral for any outstanding advance or other obligation under this Agreement or any loan or other agreement between J.P. Morgan, or a JPM Secured Party, and Customer.

5.	SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS

5.1	Appointment of Subcustodians; Use of Securities Depositories

(a)
J.P. Morgan is authorized under this Agreement to act through and hold Customer's Financial Assets with Subcustodians. J.P. Morgan will use reasonable care in the selection, monitoring and continued appointment of such Subcustodians. In addition, J.P. Morgan and each Subcustodian may deposit Securities with, and hold Securities in, any Securities Depository on such terms as such Securities Depository customarily operates and Customer will provide J.P. Morgan with such documentation or acknowledgements that J.P. Morgan may require to hold the Financial Assets in such Securities Depository.

(b)
Any agreement J.P. Morgan enters into with a Subcustodian for holding J.P. Morgan's customers' assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar law, and that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration. J.P. Morgan shall be responsible for all claims for payment of fees for safe custody or administration so that no Subcustodian exercises any claim for such payment against Customer's assets. Where a Subcustodian deposits Securities with a Securities Depository, J.P. Morgan will cause the Subcustodlan to identify on its records as belonging to J.P. Morgan, as agent, the Securities shown on the Subcustodian's account at such Securities Depository. This Section 5.1(b) will not apply to the extent of any agreement or arrangement made by Customer with J.P. Morgan, any particular Subcustodian or any other third party.

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

Draft Dated 9/24/13

(c)
J.P. Morgan is not responsible for the selection or monitoring of any Securities Depository and will not be liable for any act or omission by (or the insolvency of) any Securities Depository. In the event Customer incurs a loss due to the negligence, willful default, or insolvency of a Securities Depository, J.P. Morgan will make reasonable efforts, in its discretion, to seek recovery from the Securities Depository, but J.P. Morgan will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding, or take any similar action.

5.2	Liability for Subcustodians

(a)	Subject to Section 7.1(b), J.P. Morgan will be liable for direct losses incurred by Customer that result from:

(i)
 the failure by a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market or from the fraud or willful misconduct of such Subcustodlan In the provision of custodial services by it; or

(ii)	the insolvency of any Affiliated Subcustodian.

(b)
Subject to Section 5.1(a) and J.P. Morgan's duty to use reasonable care in the monitoring of a Subcustodian's financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by J.P. Morgan in its oversight process, J.P. Morgan will not be responsible for any losses (whether direct or indirect) incurred by Customer that result from the insolvency of any Subcustodian which is not a branch or an Affiliated Subcustodian.

(c)
J.P. Morgan reserves the right to add, replace or remove Subcustodians. J.P. Morgan will give prompt notice of any such action, which will be advance notice if practicable. Upon request by Customer, J.P. Morgan will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

Draft Dated 9/24/13

6.	ADDITIONAL PROVISIONS RELATING TO CUSTOMER

6.1	Representations of Customer and J.P. Morgan

(a)
Customer represents and warrants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets and cash in the Accounts, to use J.P. Morgan as its custodian in accordance with the terms of this Agreement, and to borrow money (either short term or intraday borrowings in order to settle transactions prior to receipt of covering funds), grant a lien over Financial Assets as contemplated by Section 4.3, and enter into foreign exchange transactions; (ii) assuming execution and delivery of this Agreement by J.P. Morgan, this Agreement is Customer's legal, valid and binding obligation, enforceable against Customer in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement (iii) it has not relied on any oral or written representation made by J.P. Morgan or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of J.P. Morgan; (iv) it is a resident of the United States and shall notify J.P. Morgan of any changes in residency, (v) except as granted under Section 4.3 or otherwise to J.P. Morgan, the Financial Assets and cash deposited in the Accounts are not subject to any encumbrance or security interest whatsoever and Customer undertakes that, so long as Liabilities are outstanding, it will not create or permit to subsist any encumbrance or security interest over such Financial Assets or cash and (vi) as of the date hereof and at all times, none of Customer’s assets will constitute, directly or indirectly, plan assets subject to the fiduciary responsibility and prohibited transaction sections of Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the prohibited transaction provisions of the Internal Revenue Code of 1986, as amended (the “Code”) or any federal, state, local or non-U.S. law that is similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

J.P. Morgan may rely upon the certification of such other facts as may be required to administer J.P. Morgan's obligations under this Agreement and Customer shall indemnify J.P. Morgan against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

(b)
J.P. Morgan represents and warrants that (i) assuming execution and delivery of this Agreement by Customer, this Agreement is J.P. Morgan's legal, valid and binding obligation and (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement.

6.2	Customer is Liable to J.P. Morgan Even if it is Acting for Another Person

If Customer is acting as an agent or for another person as envisaged in Section 2.1(a) in respect of any transaction, cash, or Financial Asset, J.P. Morgan nevertheless will treat Customer as its principal for all purposes under this Agreement. In this regard, Customer will be liable to J.P. Morgan as a principal in respect of any transactions relating to the Account. The foregoing will not affect any rights J.P. Morgan might have against Customer's principal or the other person envisaged by Section 2.1(a) .

6.3	J.P. Morgan Not Required to Make Payments on Behalf of Customer

J.P. Morgan shall not be required to make any payments on behalf of Customer to Customer's equity holders, members, managers, partners, shareholders, or beneficiaries, as applicable, and J.P. Morgan's sole obligation with respect to the payment of distributions and other amounts to Customer's equity holders, members, managers, partners, shareholders, or beneficiaries, as applicable, shall be, upon instructions from Customer, to transfer, from funds available in a Cash Account for such purpose, to such bank (other than J.P. Morgan) as Customer may designate in such instructions the aggregate amount of such distributions or other amounts specified in such instructions.

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

Draft Dated 9/24/13

7.	WHEN J.P. MORGAN IS LIABLE TO CUSTOMER

7.1	Standard of Care; Liability

(a)
J.P. Morgan will use reasonable care in performing its obligations under this Agreement. J.P. Morgan will not be in violation of this Agreement with respect to any matter as to which it has satisfied its obligation of reasonable care.

(b)
J.P. Morgan will be liable for Customer's direct damages to the extent they result from J.P. Morgan's fraud, negligence or willful misconduct in performing its duties as set out in this Agreement and to the extent provided in Section 5.2(a). Nevertheless, under no circumstances will J.P. Morgan be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, J.P. Morgan's performance under this Agreement, or J.P. Morgan's role as custodian.

(c)
Customer will indemnify J.P. Morgan lndemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of J.P. Morgan lndemnitees in connection with or arising out of (i) J.P. Morgan's performance under this Agreement, provided J.P. Morgan lndemnitees have not acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question or (ii) any J.P. Morgan lndemnitee's status as a holder of record of Customer's Financial Assets. Nevertheless, Customer will not be obligated to indemnify any J.P. Morgan lndemnitee under the preceding sentence with respect to any Liability for which J.P. Morgan is liable under Section 5.2 of this Agreement.

(d)
Customer agrees that J.P. Morgan provides no service in relation to, and therefore has no duty or responsibility to: (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions; (ii) supervise or make recommendations with respect to investments or the retention of financial Assets; (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 2.7(b) of this Agreement; (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which J.P. Morgan is instructed to deliver Financial Assets or cash.

7.2	Force Majeure

J.P. Morgan will maintain and update from time to time business continuation and disaster recovery procedures with respect to its global custody business that it determines from time to time meet reasonable commercial standards. J.P. Morgan will have no liability, however, for any damage, loss, expense or liability of any nature that Customer may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery (other than on the part of J.P. Morgan or its employees), malfunction of equipment or software (except where such malfunction is primarily attributable to J.P. Morgan's negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any other cause beyond the reasonable control of J.P. Morgan (including without limitation, the non-availability of appropriate foreign exchange).

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

Draft Dated 9/24/13

7.3	J.P. Morgan May Consult With Counsel

J.P. Morgan will be entitled to rely on, and may act upon the advice of professional advisers in relation to matters of law, regulation or market practice (which may be the professional advisers of Customer), and will not be liable to Customer under this Agreement for any action taken or omitted pursuant to such advice.

7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result

Customer hereby authorizes J.P. Morgan to act under this Agreement notwithstanding that: (a) J.P. Morgan or any of its divisions, branches or Affiliates may have a material interest in transactions entered into by Customer with respect to the Account or that circumstances are such that J.P. Morgan may have a potential conflict of duty or interest, including the fact that J.P. Morgan or its Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the financial Assets; or earn profits from any of the activities listed herein and (b) J.P. Morgan or any of its divisions, branches or Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of Customer. J.P. Morgan is not under any duty to disclose any such information.

7.5	Assets Held Outside J.P. Morgan's Control

J.P. Morgan will not be obliged to hold Securities or cash with any person not agreed to by J.P. Morgan. Furthermore, J.P. Morgan will not be obliged to register or record Securities in the name of any person not agreed to by J.P. Morgan. If, however, Customer makes such a request and J.P . Morgan agrees to the request, the consequences of doing so will be at Customer's own risk. J.P. Morgan shall not be liable for any losses incurred as a result and may be precluded from providing some of the services referred to in this Agreement (for example, and without limitation, income collection, proxy voting, class action litigation and Corporate Action notification and processing).

7.6	Ancillary Services

J.P. Morgan and its Subcustodians may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, tax services and class action litigation and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of Securities). Although J.P. Morgan will use reasonable care (and procure that its Subcustodians use reasonable care) in the selection and retention of such third party providers and local agents, it will not be responsible for any errors or omissions made by them in providing the relevant information or services.

8.	TAXATION

8.1	Tax Obligations

(a)
Customer will pay or reimburse J.P. Morgan, and confirms that J.P. Morgan is authorized to deduct from any cash received or credited to the Cash Account, any taxes or levies required by any revenue or governmental authority for whatever reason in respect of Customer's Accounts.

(b)
Customer will provide to J.P. Morgan such certifications, declarations, documentation, and information as it may require in connection with taxation, and warrants that, when given, this information is true and correct in every respect, not misleading in any way, and contains all material information. Customer undertakes to notify J.P. Morgan immediately if any information requires updating or correcting. J.P. Morgan provides no service of controlling or monitoring, and therefore has no duty in respect of, or liability for any taxes, penalties, interest or additions to tax, payable or paid that result from (i) the inaccurate completion of documents by Customer or any third party; (ii) provision to J.P. Morgan or a third party of inaccurate or misleading information by Customer or any third party; (iii) the withholding of material information by Customer or any third party; or (iv) as a result of any delay by any revenue authority or any other cause beyond J.P. Morgan's control.

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

Draft Dated 9/24/13

(c)
If J.P. Morgan does not receive appropriate certifications, documentation and information then, as and when appropriate and required, additional tax shall be deducted from all income received in respect of the Financial Assets (including, but not limited to, United States non-resident alien tax and/or backup withholding tax).

(d)
Customer will be responsible in all events for the timely payment of all taxes relating to the Financial Assets in the Securities Account provided, however, that J.P. Morgan will be responsible for any penalty or additions to tax due solely as a result of J.P. Morgan's negligent acts or omissions with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.

9.	TERMINATION

9.1	Termination

(a)
The initial term of this Agreement shall be for a period of three years following the date on which J.P. Morgan commenced providing services under the Agreement. Following the initial term, Customer may terminate this Agreement on sixty (60) days' written notice to J.P. Morgan. J.P. Morgan may terminate this Agreement on one hundred and eighty (180) days' written notice to Customer. Notwithstanding the foregoing, if the Institutional Account Agreement, dated [   ], among J.P. Morgan Clearing Corp., J.P. Morgan Securities LLC, certain affiliates thereof, and the Customer is terminated, J.P. Morgan shall have the right to terminate this Agreement on the date such Institutional Account Agreement terminates.

(b)	Notwithstanding Section 9.1(a):

(i)
Either party may terminate this Agreement immediately on written notice to the other party in the event that a material breach of this Agreement by the other party has not been cured within thirty (30) days' of that party being given written notice of the material breach;

(ii)
Either party may terminate this Agreement immediately on written notice to the other party upon the other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management or being the subject of a similar measure;

(iii)
J.P. Morgan may terminate this Agreement on sixty (60) days' written notice to Customer in the event that J.P. Morgan reasonably determines that Customer has ceased to satisfy J.P. Morgan's customary credit requirements; and

(iv)
Customer may terminate this Agreement at any time on sixty (60) days' written notice to J.P. Morgan upon payment of a termination fee. The termination fee will be an amount equal to six (6) times the average monthly fees paid during the six month period prior to Customer's notice of termination, or since the date J.P. Morgan commenced providing services under this Agreement if that period is less than six months. The termination fee shall be waived if the date of termination is more than one year after the date on which J.P. Morgan commenced providing services under the Agreement.

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

Draft Dated 9/24/13

9.2	Exit Procedure

Customer will provide J.P. Morgan full details of the persons to whom J.P. Morgan must deliver Financial Assets and cash within a reasonable period before the effective time of termination of this Agreement. If Customer fails to provide such details in a timely manner, J.P. Morgan shall be entitled to continue to be paid fees under this Agreement until such time as it is able to deliver the Financial Assets and cash to its successor custodian, but J.P. Morgan may take such steps as it reasonably determines to be necessary to protect itself following the effective time of termination, including ceasing to provide transaction settlement services in the event that J.P. Morgan is unwilling to assume any related credit risk. J.P. Morgan will in any event be entitled to deduct any amounts owing to it prior to delivery of the Financial Assets and cash (and, accordingly, J.P. Morgan will be entitled to sell Flnancial Assets and apply the sale proceeds in satisfaction of amounts owing to it). Customer will reimburse J.P. Morgan promptly for all out-of-pocket expenses it incurs in delivering Financial Assets upon termination. Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

10.	MISCELLANEOUS

10.1	Notifications
Notices pursuant to Section 9 of this Agreement shall be sent or served by registered mail, overnight delivery services, such as Federal Express (FedEx) or United Parcel Service (UPS), etc., courier services or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing. Notice will not be deemed to be given unless it has been received.

10.2	Successors and Assigns

This Agreement will be binding on each of the parties· successors and assigns, but the parties agree that neither party can assign any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed; except J.P. Morgan may assign this Agreement without Customer's consent to (a) any Affiliate or subsidiary of J.P. Morgan or (b) in connection with a merger, reorganization, stock sale or sale of all or substantially all of J.P. Morgan's custody business.

10.3	Interpretation

Headings are for reference and convenience only and are not intended to affect interpretation. References to Sections are to Sections of this Agreement and references to sub-Sections and paragraphs are to sub-Sections of the Sections and paragraphs of the sub-Sections in which they appear.

10.4	Entire Agreement

This Agreement, including the Schedules, the Exhibits (and any separate agreement which J.P. Morgan and Customer may enter into with respect to any Cash Account) and the Mutual Fund Rider attached hereto, sets out the entire Agreement between the parties in connection with the subject matter hereof, and this Agreement supersedes any other agreement, statement or representation relating to custody, whether oral or written. Amendments must be in writing and, except where this Agreement provides for amendments by notice from J.P. Morgan, signed by both parties.

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

Draft Dated 9/24/13

10.5	Information Concerning Deposits at J.P. Morgan's London Branch

Under U.S. federal law, deposit accounts that Customer maintains in J.P. Morgan's foreign branches (outside of the U.S.) are not insured by the Federal Deposit Insurance Corporation. In the event of J.P. Morgan's liquidation, foreign branch deposits have a lesser preference than U.S. deposits, and such foreign deposits are subject to cross- border risks.

10.6	Insurance

Customer acknowledges that J.P. Morgan will not be required to maintain any insurance coverage specifically for the benefit of Customer. J.P. Morgan will, however, provide summary information regarding its own general insurance coverage to Customer upon written request.

10.7	Security Holding Disclosure

With respect to Securities and Exchange Commission Rule 14b-2 under The U.S Shareholder Communications Act, regarding disclosure of beneficial owners to issuers of Securities, J.P. Morgan is instructed not to disclose the name, address or Security positions of Customer in response to shareholder communications requests regarding the Account.

10.8	USA PATRIOT Act Disclosure

Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("USA PATRIOT Act") requires J.P. Morgan to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, Customer acknowledges that Section 326 of the USA PATRIOT Act and J.P. Morgan's identity verification procedures require J.P. Morgan to obtain information which may be used to confirm Customer's Identity including without limitation Customer's name, address and organizational documents ("identifying information"). Customer may also be asked to provide information about its financial status such as its current audited and unaudited financial statements. Customer agrees to provide J.P. Morgan with and consents to J.P. Morgan obtaining from third parties any such identifying and financial information required as a condition of opening an account with or using any service provided by J.P. Morgan.

10.9	GOVERNING LAW AND JURISDICTION

THIS AGREEMENT WILL BE CONSTRUED, REGULATED, AND ADMINISTERED UNDER THE LAWS OF THE UNITED STATES OR STATE OF NEW YORK, AS APPLICABLE, WITHOUT REGARD TO NEW YORK'S PRINCIPLES REGARDING CONFLICT OF LAWS, EXCEPT THAT THE FOREGOING SHALL NOT REDUCE ANY STATUTORY RIGHT TO CHOOSE NEW YORK LAW OR FORUM. THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WILL HAVE THE SOLE AND EXCLUSIVE JURISDICTION OVER ANY LAWSUIT OR OTHER JUDICIAL PROCEEDING RELATING TO OR ARISING FROM THIS AGREEMENT. IF THAT COURT LACKS FEDERAL SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY WILL HAVE SOLE AND EXCLUSIVE JURISDICTION. EITHER OF THESE COURTS WILL HAVE PROPER

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
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Draft Dated 9/24/13

VENUE FOR ANY SUCH LAWSUIT OR JUDICIAL PROCEEDING, AND THE PARTIES WAIVE ANY OBJECTION TO VENUE OR THEIR CONVENIENCE AS A FORUM. THE PARTIES AGREE TO SUBMIT TO THE JURISDICTION OF ANY OF THE COURTS SPECIFIED AND TO ACCEPT SERVICE OF PROCESS TO VEST PERSONAL JURISDICTION OVER THEM IN ANY OF THESE COURTS. THE PARTIES FURTHER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY SUCH LAWSUIT OR JUDICIAL PROCEEDING ARISING OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY . TO THE EXTENT THAT IN ANY JURISDICTION CUSTOMER MAY NOW OR HEREAFTER BE ENTITLED TO CLAIM, FOR ITSELF OR ITS ASSETS, IMMUNITY FROM SUIT, EXECUTION, ATTACHMENT (BEFORE OR AFTER JUDGEMENT) OR OTHER LEGAL PROCESS, CUSTOMER SHALL NOT CLAIM, AND IT HEREBY IRREVOCABLY WAIVES, SUCH IMMUNITY.

10.10	Severability; Waiver; and Survival

(a)
If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction , the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)
Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties' rights, protections, and remedies under this Agreement, including, without limitation, Section 4.3, shall survive its termination.

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August 2010

Draft Dated 9/24/13

10.11	Confidentiality

(a)
Subject to Clause 10.11(b) J.P. Morgan will hold all Confidential Information in confidence and will not disclose any Confidential Information except as may be required by Applicable Law, a regulator with jurisdiction over J.P. Morgan's business, or with the consent of Customer.

(b)	Customer authorizes J.P. Morgan to disclose Confidential Information to:

(i)
any Subcustodian, subcontractor, agent, Securities Depository, securities exchange, broker, third party agent, proxy solicitor, issuer, or any other person that J.P. Morgan believes is reasonably required in connection with J.P. Morgan's provision of relevant services under this Agreement;

(ii)	its professional advisors, auditors or public accountants;

(iii)	its Affiliates and branches, and

(iv)	any revenue authority or any governmental entity in relation to the processing of any tax relief claim.

(c)
Except as otherwise required by Applicable Law or as needed to enforce the terms of this Agreement, the parties shall hold the terms and conditions, including, without limitation, any commercial terms, of this Agreement in confidence.

10.12	Pricing

In providing Customer with an estimated price or indicative valuation, J.P. Morgan is not undertaking to render investment advice, manage money, act as a fiduciary with respect to the Accounts, or place a bid for any security or derivatives transaction. Such estimated prices and indicative valuations may have been obtained from third party sources J.P. Morgan believes to be reliable. J.P. Morgan expressly disclaims any responsibility for (and Customer agrees to hold J.P. Morgan harmless for any loss in respect of) any use to which Customer puts an estimated price or indicative valuation and, by accepting it, Customer hereby agrees that Customer will not provide it (or any part thereof) to any third parties without J.P. Morgan's prior written consent. The estimated price or indicative valuation may differ significantly from prices at which securities or derivatives transactions could be or could have been purchased or sold in any market or to or from any person or the prices at which J.P. Morgan or any other person would be willing to enter into, terminate, unwind or assign the relevant derivatives transactions. The disclaimers contained in this Section 10.12 are in addition to those contained in any account statement or in any agreement with J.P. Morgan or any Affiliate of J.P. Morgan to which Customer is a party.

10.13	Counterparts

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.14	No Third Party Beneficiaries

Other than J.P. Morgan's Affiliates, a person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

Draft Dated 9/24/13

10.15	Series of a Trust, Interpretation

J.P. Morgan may not exercise any of the rights granted to it under this Agreement against any series of the Trust or against any assets of such series other than the Fountain Short Duration High Income Fund ("Fountain Fund") and the assets belonging to Palmer Square, and this Agreement shall be Interpreted as an Agreement between the Trust on behalf of Palmer Square and J.P. Morgan.  Notwithstanding the foregoing, both the Trust and Palmer Square have granted a security interest in and lien on the Account and all the Account Assets under Section 4.3 hereof to J.P. Morgan, and the Trust and Palmer Square agree that the Account and the Account Assets belong to Palmer Square and no other series of the Trust. For the avoidance of doubt, nothing in this paragraph shall relieve any entity from any liability which it may otherwise have under applicable law as a result of fraud, gross negligence or willful misconduct.

JPMORGAN CHASE BANK, N.A.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

With respect to Section 4.3(c) Agreed and Acknowledged:

J.P. MORGAN CLEARING CORP.

By:

Name:

Title:

Date:

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

SCHEDULE 1

List of Subcustodians and Markets Used by J.P. Morgan as of the Date First Specified Above

UP TO DATE LIST TO BE INSERTED AT TIME OF SIGNING

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

SCHEDULE 2

Persons Authorized To Give Instructions

Full Name and Official Position	Method of Instruction*	Telephone Number	Specimen Signature

Signed for and on behalf of Customer by:

Signature:

Name:

Position:

* i.e. writing, telephone or facsimile

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

SCHEDULE 3

Authorized Fund Managers/Advisers

Persons authorized as fund managers will also have to complete an authority in similar form to Schedule 2, but with some additional wording. A specimen copy is attached as Appendix A.

Full name of Fund Manager/Adviser	Address	Accounts for which authorized*

Signature:

Name:

Title:

* If left blank, the Fund Manager is authorized to give instructions on all accounts.

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

SCHEDULE 4

Form of Board Resolution

To:	JPMorgan Chase Bank, N.A.

......................., 20...

We hereby certify that the following is a true copy of the minutes of the Board of Directors of ...................................... .......................................................... * (the "Company ") which was duly called and  held on ...................................., 20....... and at which a duly qualified quorum was present throughout and entitled to vote.

1.
There was produced to the meeting a form of Custody Agreement provided by JPMorgan Chase Bank, N.A. ("J.IP. Morgan") for use in connection with the opening of one or more cash and securities accounts and the conduct of such other transactions between the Company and J.P. Morgan as referred to therein. The form of Custody Agreement produced had been completed by an officer of the Company, and in particular it was noted that details of the Authorized Persons (as defined therein) and details of persons authorized to give instructions on behalf of the Company had been completed in Schedule 2. Details of any Fund Managers and Advisers had been completed in Schedule 3. The indemnities given to J.P. Morgan in the Custody Agreement were also noted. The meeting considered the form of the Custody Agreement.

2.
IT WAS RESOLVED that the form of Custody Agreement (together with the Schedule and Appendices), completed in the manner and form produced at the meeting, be and is hereby approved and that .................................................................... be and he/she is hereby authorized, for and on behalf of the Company, to sign and deliver the same together with such changes and amendments thereto as he/she may in his/her sole discretion think fit.

3.
There was produced to the meeting a form of power of attorney ("power of attorney" ) to be given by the Company to J.P. Morgan to enable J.P. Morgan to provide tax reclaim services as provided for in the Custody Agreement. The meeting considered the form of the power of attorney and in particular the indemnities contained in it. IT WAS RESOLVED that that power of attorney be and it is hereby approved and that it be executed under seal in accordance with the Company's constitution .

...................................................................	Director

...................................................................	Secretary

* Name of Company in full.

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

APPENDIX A
Specimen Fund Manager Mandate

TO:	JPMORGAN CHASE BANK, N.A.
GLOBAL CUSTODY DIVISION

Dear Sirs,

Re: Global Custody for (the  "Customer").

We  warrant  that  we  have  been  appointed  by  Customer  as  its fund  manager  for  the account(s) listed below and that we have full authority from Customer to give instructions in respect  of all transactions  relating to the account(s).   We agree to indemnify and hold J.P. Morgan harmless for any losses, costs or liabilities it or its agents incur as a result of any breach of this warranty.

We set out overleaf the names and specimen signatures of those individuals authorised by us to operate accounts and give instructions on behalf of Customer in respect of the account(s).

J.P.  Morgan   may  accept   and  act  on   any  instructions  that  have  been  verified   in accordance with a Security Procedure, as defined in the Global Custody Agreement between  J.P. Morgan and  Customer, or, if no such  Security  Procedure is applicable, which J.P. Morgan believes in good faith to have been given by one of those individuals listed below.

We acknowledge that J.P. Morgan may record our telephone conversations and agree to ensure that any codes, passwords or similar devices are reasonably safeguarded.

Unless specified otherwise, all persons authorised to give instructions shall be authorised to give instructions in respect of all securities and cash accounts, for foreign exchange, and shall be authorised  to give instructions  notwithstanding  that they may result in an overdraft on any cash account.

Signed for and on behalf of [Name of fund manager]

Signature:

Name:
Position:
Evidence of Authority to sign this Letter is enclosed

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

ACCOUNT(S) COVERED BY THIS MANDATE:

Full Name and Official Position	Method of Instruction*	Telephone Number	Specimen Signature

* i.e. writing, telephone or facsimile

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

SCHEDULE 5

Electronic Access

1.         J.P. Morgan may permit the Customer and its Authorized Persons to access certain electronic systems, applications and Data (as defined below) in connection with the Agreement (collectively, the “Products”). J.P. Morgan may, from time to time, introduce new features to the Products or otherwise modify or delete existing features of the Products in its sole discretion. J.P. Morgan shall endeavor to give the Customer reasonable notice of its termination or suspension of access to the Products, but may do so immediately if J.P. Morgan determines, in its sole discretion, that providing access to the Products would violate Applicable Law or that the security or integrity of the Products is at risk. Access to the Products shall be subject to the Security Procedures.

2.         In consideration of the fees paid by the Customer to J.P. Morgan and subject to any applicable software license addendum in relation to J.P. Morgan-owned or sublicensed software provided for a particular application and Applicable Law, J.P. Morgan grants to the Customer a non-exclusive, non- transferable, limited and revocable license to use the Products and the information and data made available through the Products or transferred electronically to the Customer or its Authorized Persons (the “Data”) for the Customer’s internal business use only. The Customer may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein. The license granted herein will permit use by Customer’s Authorized Person, provided that such use shall be in compliance with the Agreement, including this Annex.   The Customer acknowledges that elements of the Data, including prices, corporate action information, and reference data, may have been licensed by J.P. Morgan from third parties and that any use of such Data beyond that authorized by the foregoing license, may require the permission of one or more third parties in addition to J.P. Morgan.

3.        The Customer acknowledges that there are security, corruption, transaction error and access availability risks associated with using open networks such as the internet, and the Customer hereby expressly assumes such risks.  The Customer is solely responsible for obtaining, maintaining and operating all software (including antivirus software, anti-spyware software, and other internet security software) and personnel necessary for the Customer to access and use the Products. All such software must be interoperable with J.P. Morgan’s software.  Each of the Customer and J.P. Morgan shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

4.         In cases where J.P. Morgan’s web site is unexpectedly down or otherwise unavailable, J.P. Morgan shall, absent a force majeure event, provide other appropriate means for the Customer or its Authorized Persons to instruct J.P. Morgan or obtain reports from J.P. Morgan.  J.P. Morgan shall not be liable for any Liabilities arising out of Customer’s use of, access to or inability to use the Products via J.P. Morgan’s web site in the absence of J.P. Morgan’s gross negligence or willful misconduct.

5.         Use of the Products may be monitored, tracked, and recorded. In using the Products, the Customer hereby expressly consents to such monitoring, tracking, and recording.  Individuals and organizations should have no expectation of privacy unless local law, regulation, or contract provides otherwise.  J.P. Morgan shall own all right, title and interest in the data reflecting Customer usage of the Products or J.P. Morgan’s web site (including, but not limited to, general usage data and aggregated transaction data). J.P. Morgan may use and sublicense data obtained by it regarding the Customer’s use of the Products or J.P. Morgan’s website, as long as J.P. Morgan does not disclose to others that the Customer was the source of such data or the details of individual transactions effected using the Products or web site.

6.         The Customer shall not knowingly use the Products to transmit (i) any virus, worm, or destructive element or any programs or data that may be reasonably expected to interfere with or disrupt the Products or servers connected to the Products; (ii) material that violates the rights of another, including but not limited to the intellectual property rights of another; and (iii) “junk mail”, “spam”, “chain letters” or unsolicited mass distribution of e-mail.

7.         The Customer shall promptly and accurately designate in writing to J.P. Morgan the geographic location of its users upon written request.  The Customer further represents and warrants to J.P. Morgan that the Customer shall not access the service from any jurisdiction which J.P. Morgan informs the Customer or where the Customer has actual knowledge that the service is not authorized for use due to local regulations or laws, including applicable software export rules and regulations.   Prior to submitting any document which designates the persons authorized to act on the Customer’s behalf, the Customer shall obtain from each individual referred to in such document all necessary consents to enable J.P. Morgan to process the data set out therein for the purposes of providing the Products.

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

Draft Dated 9/24/13

8.         The Customer will be subject to and shall comply with all applicable laws, rules and regulations concerning restricting collection, use, disclosure, processing and free movement of the Data (collectively, the “Privacy Regulations”).  The Privacy Regulations may include, as applicable, the Federal “Privacy of Consumer Financial Information” Regulation (12 CFR Part 30), as amended from time to time, issued pursuant to Section 504 of the Gramm-Leach-Bliley Act of 1999 (15 U.S.C. §6801, et seq.), the Health and Insurance Portability and Accountability Act of 1996 (42 U.S.C. §1320d), The Data Protection Act 1998 and Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to processing of personal data and the free movement of such data.

9.         The Customer shall be responsible for the compliance of its Authorized Persons with the terms of the Agreement, including this Annex.

PAWS Plus Global Custody Agreement - JPMCB New York - CTC Platform
August 2010

Mutual Fund Rider to Global Custody Agreement Between JPMorgan Chase Bank, N.A., and __________________________ effective __, 2014.

The following modifications are made to the Agreement:

A.	Add a new Section 2.18 to the Agreement as follows:

2.18	Compliance With Securities And Exchange Commission ("SEC") Rule 17f-5 (“Rule 17f-5”).

(a)
Customer’s board of directors (or equivalent body) (hereinafter ‘Board’) hereby delegates to J.P. Morgan, and, except as to the country or countries as to which J.P. Morgan may, from time to time, advise Customer that it does not accept such delegation, J.P. Morgan hereby accepts the delegation to it, of the obligation to perform as Customer’s ‘Foreign Custody Manager’ (as that term is defined in rule 17f-5(a)(3) as promulgated under the Investment Company Act of 1940, as amended ("1940 Act")), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been exempted pursuant to an SEC exemptive order) to hold foreign Financial Assets and Cash, (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule 17f-5(c)(2)), (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

(b)	In connection with the foregoing, J.P. Morgan shall:

(i)
provide written reports notifying Customer’s Board of the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer’s Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer’s foreign custody arrangements (and until further notice from Customer such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

(ii)
exercise such reasonable care, prudence and diligence in performing as Customer’s Foreign Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

(iii)
in selecting an Eligible Foreign Custodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);

Mutual Fund Rider to Global Custody Agreement
December 2012 Version

(iv)
determine that the written contract with an Eligible Foreign Custodian requires that the Eligible Foreign Custodian shall provide reasonable care for foreign Financial Assets and Cash based on the standards applicable to custodians in the relevant market.

(v)
have established a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that J.P. Morgan shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford foreign Financial Assets and cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, J.P. Morgan shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected foreign Financial Assets and cash.

Subject to (b)(i)-(v) above, J.P. Morgan is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by J.P. Morgan.

(c)
Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

(d)
J.P. Morgan represents to Customer that it is a U.S. Bank as defined in Rule 17f-5(a)(7).  Customer represents to J.P. Morgan that: (1) the foreign Financial Assets and cash being placed and maintained in J.P. Morgan's custody are subject to the 1940 Act, as the same may be amended from time to time; (2) its Board: (i) has determined that it is reasonable to rely on J.P. Morgan to perform as Customer’s Foreign Custody Manager (ii) or its investment adviser shall have determined that Customer may maintain foreign Financial Assets and cash in each country in which Customer’s Financial Assets and cash shall be held hereunder and determined to accept Country Risk.  Nothing contained herein shall require J.P. Morgan to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

(e)
J.P. Morgan shall provide to Customer such information relating to Country Risk as is specified in Appendix 1 hereto.  Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) J.P. Morgan has gathered the information from sources it considers reliable, but that J.P. Morgan shall have no responsibility for inaccuracies or incomplete information.

Mutual Fund Rider to Global Custody Agreement
December 2012 Version

B.	Add a new Section 2.19 to the Agreement as follows:

2.19	Compliance with SEC Rule 17f-7 ("rule 17f-7").

(a)
J.P. Morgan shall, for consideration by Customer, provide an analysis of the custody risks associated with maintaining Customer’s foreign Financial Assets with each Eligible Securities Depository used by J.P. Morgan as of the date hereof (or, in the case of an Eligible Securities Depository not used by J.P. Morgan as of the date hereof, prior to the initial placement of Customer’s foreign Financial Assets at such Depository) and at which any foreign Financial Assets of Customer are held or are expected to be held.  The foregoing analysis will be provided to Customer at J.P. Morgan’s Website.  In connection with the foregoing, (i) Customer shall notify J.P. Morgan of any Eligible Securities Depositories at which it does not choose to have its foreign Financial Assets held and hereby covenants that it will not issue any Instructions to J.P. Morgan to hold its foreign Financial Assets at such Eligible Securities Depositories, (ii) Customer hereby waives, and releases J.P. Morgan from, any liability that J.P Morgan may incur to Customer in connection with any Instructions delivered to J.P. Morgan in contravention of such notification and (iii)Customer shall be solely liable for any Instructions delivered to J.P. Morgan in contravention of such notification. J.P. Morgan shall monitor the custody risks associated with maintaining Customer’s foreign Financial Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

(b)	J.P. Morgan shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.19(a) above.

(c)
Attached as Schedule 2 is a list of the Securities Depositories currently used through J.P. Morgan’s network, identifying which of those Securities Depositories are not Eligible Securities Depositories.  In the exercise of diligence, J.P. Morgan shall determine the eligibility under rule 17f-7 of each Securities Depository included on Schedule 2 hereto and shall promptly advise Customer if any Securities Depository listed as an Eligible Securities Depository ceases to be eligible.  (J.P. Morgan may amend Schedule 2 from time to time and shall advise the Customer of such change via electronic means).

C.
Add the following after the first sentence of Section 5.1(a) of the Agreement:  “At the request of Customer, J.P. Morgan may, but need not, add to Schedule 1 an Eligible Foreign Custodian where J.P. Morgan has not acted as Foreign Custody Manager with respect to the selection thereof.  J.P. Morgan shall notify Customer in the event that it elects to add any such entity.”

D.	Add the following language as Sections 5.1(d), (e) and (f) of the Agreement:

(d)	The term Subcustodian as used herein shall mean the following:

(i)	a “U.S. Bank”, which shall mean a U.S. bank as defined in rule 17f-5(a)(7);

Mutual Fund Rider to Global Custody Agreement
December 2012 Version

(ii)
an “Eligible Foreign Custodian”, which shall mean: (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof, and (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States.  In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

(iii)
For purposes of clarity, it is agreed that as used in Section 5.2(a), the term Subcustodian shall not include any Eligible Foreign Custodian as to which J.P. Morgan has not acted as Foreign Custody Manager.

(e)
Every Securities Depository shall be an “Eligible Securities Depository” except as otherwise noted on Schedule 2 attached hereto.  An “Eligible Securities Depository” shall have the same meaning as in rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order; provided that, prior to the compliance date with rule 17f-7 for a particular securities depository the term “securities depositories” shall be as defined in (a)(1)(ii)-(iii) of the 1997 amendments to rule 17f-5.

(f)	The term “Securities Depository” as used herein when referring to a securities depository located in the U.S. shall mean a “securities depository” as defined in rule 17f-4(c)(6).

IN WITNESS WHEREOF, the parties have executed this Addendum as at the date first above-written.

[__________ FUND]	JPMORGAN CHASE BANK, N.A.
By:__________________________________ Name: Title: Date:	By:_________________________________ Name: Title: Date:

Mutual Fund Rider to Global Custody Agreement
December 2012 Version

Appendix 1-A

Information Regarding Country Risk

1.
To aid Customer in its determinations regarding Country Risk, J.P. Morgan shall furnish annually, and upon the initial placing of Financial Assets and cash into a country, the following information (check items applicable):

A.	Opinions of local counsel concerning:

___	i.
Whether applicable foreign law would restrict the access of Customer’s independent public accountants to books and records kept by an Eligible Foreign Custodian located in that country which pertain to the Customer’s account.

___	ii.	Whether applicable foreign law would restrict Customer's ability to recover its Financial Assets and cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.
___	iii.	Whether applicable foreign law would restrict Customer's ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.
___	iv.	Whether applicable foreign law would restrict the Customer’s right as foreign investors to convert Customer's cash or cash equivalents into U.S. dollars which have not yet been invested in securities.

B.	A market profile with respect to the following topics:

(i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) securities depositories (including depository risk assessment), if any.

2.	To aid Customer in monitoring Country Risk, J.P. Morgan shall furnish board the following additional information:

NewsFlashes, including with respect to changes in the information in market profiles

Mutual Fund Rider to Global Custody Agreement
December 2012 Version

SCHEDULE 2

SECURITIES DEPOSITORIES

Mutual Fund Rider to Global Custody Agreement
December 2012 Version